Kulicke & Soffa Pte Ltd 6 Serangoon North Ave 5 #03-16 Singapore 554910
65.6880.9600 phone 65.6880.9580 fax www.kns.com

Exhibit 99.1

Kulicke & Soffa Reports Fourth Quarter and Fiscal Year 2011 Results

Singapore – November 10, 2011– Kulicke & Soffa Industries, Inc. (NASDAQ: KLIC) (“K&S” or the “Company”) today announced results for its fourth fiscal quarter ended October 1, 2011.

Quarterly Results
	Fiscal Q4 2011	Change vs. Fiscal Q4 2010	Change vs. Fiscal Q3 2011
Net Revenue	$180.4million	-30.4%	-38.7%
Gross Profit	$82.7 million	-26.3%	-38.3%
Gross Margin	45.9%	260 bps	40 bps
Income from Operations	$22.7 million	-60.0%	-72.2%
Operating Margin	12.6%	-930 bps	-1,510 bps
Net Income	$1.9 million	-96.6%	-97.3%
Net Margin	1.1%	-2,050 bps	-2,290 bps
EPS – Diluted	$0.03	-96.2%	-96.8%

Bruno Guilmart, Kulicke & Soffa’s President and Chief Executive Officer, said, “Our results for the fiscal fourth quarter exceeded the high-end of our prior guidance, with gross margin improving despite the revenue decline.  For the full fiscal year, we achieved record Company revenue of $830.4 million and operating income of $170.1 million, and remained very successful at cost control and cash generation.  Our technology and market leadership helped lessen the impact of the challenging global economic situation and the more cautious approach to capital spending at our customers.  Our performance serves to further validate the long-term opportunities we are pursuing, including but not limited to, the continued copper transition, which enables higher productivity and cost savings for our customers.  We continue to focus on research and development, agile operational efficiency and the ability to quickly react to changes in our customers’ demand.”

Fourth Quarter Fiscal 2011 Key Product Trends

•	Ball bonder equipment net revenue decreased 44% over the June quarter.
•	63% of ball bonder equipment was sold as copper capable bonders, compared to 57% in the same period one year ago.
•	Wedge bonder equipment net revenue decreased 35% over the June quarter.

Fourth Quarter Fiscal 2011 Financial Highlights

•	Net revenue decreased to $180.4 million.
•	Gross margin remained strong at 45.9%.
•	Fiscal 2011 income tax expense was $34.8 million.
•	Net income was $1.9 million or $0.03 per share. Net income was negatively impacted by the following items:
o	Approximately $16.0 million due to higher income tax expenses associated with revenue from higher tax jurisdictions and additional tax exposure in Asia;
o	$2.6 million, net of tax, related to net foreign currency exchange losses; and,
o	$2.5 million, net of tax, related to the write down in market value of the Company’s building in Switzerland.
o	Without these items net income would have been $23.0 million or $0.31 per diluted share.
•	Cash, cash equivalents and investments increased to $384.6 million up $49.0 million from the prior quarter.

First Quarter Fiscal 2012 Outlook

The Company expects net revenue for the first quarter of fiscal 2012 to be approximately $100 million to $120 million, reflecting the current uncertain economic environment in addition to typical industry seasonality.

Looking forward, Bruno Guilmart, commented, “We entered the first quarter in one of the best financial and operational positions the Company has ever been in.  We will continue to leverage our leadership position in the copper transition and wedge bonding to help mitigate the macro pressure facing the broader market.  While continuing to maintain our flexible cost structure, we will work closely with our customers and support their needs through ongoing R&D investments.  We also remain committed to pursuing new growth opportunities, as we work to improve our cross-cyclical performance.”

Earnings Conference Call Details

A conference call to discuss these results will be held today, November 10, 2011 beginning at 8:00 am (EST).  To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037.  The call will also be available by live webcast at www.kns.com/investors/events.

A replay will be available from approximately one hour after the completion of the call through December 1, 2011 by calling +1-877-660-6853 or internationally +1-201-612-7415, with account number 5521 and replay ID 381528.  A webcast replay will also be available at www.kns.com/investors/events.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a global leader in the design and manufacture of semiconductor and LED assembly equipment.  As a pioneer in this industry, K&S has provided customers with market leading packaging solutions for decades.  In recent years, K&S has expanded its product offerings through strategic acquisitions, adding die and wedge bonders and a broader range of expendable tools to its core ball bonding products.  Combined with its extensive expertise in process technology, K&S is well positioned to help customers meet the challenges of assembling the next-generation semiconductor and LED devices.  (www.kns.com)

Caution Concerning Results and Forward Looking Statements

In addition to historical statements, this press release contains statements relating to future events and our future results.  These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to our future revenue, sustained, increasing, continuing or strengthening demand for our products, the continuing transition from gold to copper wire bonding, replacement demand, our research and development efforts, our ability to identify and realize new growth opportunities and our ability to control costs.  While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations.  These factors include, but are not limited to: the risk that customer orders already received may be postponed or canceled, generally without charges; the risk that anticipated customer orders may not materialize; the risk that our suppliers may not be able to meet our demands on a timely basis; the volatility in the demand for semiconductors and our products and services; volatile global economic conditions, which could result in, among other things, sharply lower demand for products containing semiconductors and for the Company’s products, and disruption of capital and credit markets; the risk of failure to successfully manage our operations; acts of terrorism and violence; risks, such as changes in trade regulations, currency fluctuations, political instability and war, which may be associated with a substantial non-U.S. customer and supplier base and substantial non-U.S. manufacturing operations; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2010 Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission.  Kulicke & Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.  These results should be considered preliminary until the 2011 Annual Report on Form 10-K is filed.

Contacts:
Kulicke & Soffa Industries, Inc.
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180
jelgindy@kns.com

Global IR Partners
David Pasquale
P: +1-914-337-8801
klic@globalirpartners.com

#   #   #

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)
	Three months ended		Twelve months ended
	October 1,	October 2,	October 1,	October 2,
	2011	2010	2011	2010

Net revenue:
Equipment	$161,225	$241,853	$759,331	$691,988
Expendable Tools	19,146	17,424	71,070	70,796
Total net revenue	180,371	259,277	830,401	762,784

Cost of sales:
Equipment	89,350	140,262	412,914	399,042
Expendable Tools	8,275	6,671	29,578	28,069
Total cost of sales	97,625	146,933	442,492	427,111

Gross profit:
Equipment	71,875	101,591	346,417	292,946
Expendable Tools	10,871	10,753	41,492	42,727
Total gross profit	82,746	112,344	387,909	335,673

Operating expenses:
Selling, general and administrative	40,471	37,699	138,273	119,031
Research and development	16,821	14,833	65,135	56,660
Amortization of intangible assets	2,386	2,385	9,549	9,545
Restructuring	377	752	4,892	2,402
Total operating expenses	60,055	55,669	217,849	187,638

Income from operations:
Equipment	18,908	55,512	156,786	137,321
Expendable Tools	3,783	1,163	13,274	10,714
Total income from operations	22,691	56,675	170,060	148,035

Other income (expense):
Interest income	202	113	648	403
Interest expense	(241)	(242)	(965)	(1,348)
Interest expense: non-cash	(1,886)	(1,750)	(7,315)	(6,985)

Income from operations before income taxes	20,766	54,796	162,428	140,105

Provision (benefit) for income taxes	18,854	(1,265)	34,818	(2,037)

Net income	$1,912	$56,061	$127,610	$142,142

Net income per share:
Basic	$0.03	$0.79	$1.77	$2.01
Diluted	$0.03	$0.78	$1.73	$1.92

Weighted average shares outstanding:
Basic	72,688	70,426	71,820	70,012
Diluted	74,184	71,229	73,341	73,548

	Three months ended		Twelve months ended
	October 1,	October 2,	October 1,	October 2,
Supplemental financial data:	2011	2010	2011	2010

Depreciation and amortization	$4,487	$4,273	$17,761	$17,531

Capital expenditures	$1,873	$2,899	$7,688	$6,270

Equity-based compensation expense:
Cost of sales	$54	$67	$213	$207
Selling, general and administrative	887	2,628	5,671	5,846
Research and development	358	448	1,328	1,512
Total equity-based compensation expense	$1,299	$3,143	$7,212	$7,565

			As of
			October 1,	October 2,
			2011	2010

Backlog of orders			$103,000	$252,000

Number of employees			2,866	2,950

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	October 1,	October 2,
	2011	2010
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$378,188	$178,112
Restricted cash	-	237
Short-term investments	6,364	2,985
Accounts and notes receivable, net of allowance for doubtful
accounts of $2,194 and $980, respectively	138,649	196,035
Inventories, net	73,092	73,893
Prepaid expenses and other current assets	21,897	15,985
Deferred income taxes	1,652	5,443

TOTAL CURRENT ASSETS	619,842	472,690

Property, plant and equipment, net	26,501	30,059
Goodwill	41,546	26,698
Intangible assets	29,565	39,111
Other assets	10,939	11,611

TOTAL ASSETS	$728,393	$580,169

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long term debt	$105,224	$-
Accounts payable	36,321	82,353
Accrued expenses and other current liabilities	43,576	41,498
Earnout agreement payable	14,848	-
Income taxes payable	14,262	1,279

TOTAL CURRENT LIABILITIES	214,231	125,130

Long term debt	-	98,475
Deferred income taxes	32,065	20,355
Other liabilities	12,267	13,729

TOTAL LIABILITIES	258,563	257,689

SHAREHOLDERS' EQUITY
Common stock, no par value	441,749	423,715
Treasury stock, at cost	(46,356)	(46,356)
Accumulated income (deficit)	71,940	(55,670)
Accumulated other comprehensive income	2,497	791

TOTAL SHAREHOLDERS' EQUITY	469,830	322,480

TOTAL LIABILITIES AND
SHAREHOLDERS' EQUITY	$728,393	$580,169

KULICKE & SOFFA INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Twelve months ended
	October 1, 2011	October 2, 2010	October 1, 2011	October 2, 2010

Net cash provided by operating activities, continuing operations	$50,169	$19,661	$202,257	$87,638
Net cash used in operating activities, discontinued operations	(314)	(351)	(1,861)	(1,839)
Net cash provided by operating activities	$49,855	$19,310	$200,396	$85,799

Net cash used in investing activities, continuing operations	$(2,049)	$(5,233)	$(11,106)	$(4,591)
Net cash used in investing activities, discontinued operations	-	-	-	(1,838)
Net cash used in investing activities	$(2,049)	$(5,233)	$(11,106)	$(6,429)

Net cash provided by (used in) financing activities	$460	$1,000	$9,296	$(46,121)
Effect of exchange rate changes on cash and cash equivalents	640	195	1,490	303
Changes in cash and cash equivalents	$48,906	$15,272	$200,076	$33,552
Cash and cash equivalents, beginning of period	329,282	162,840	178,112	144,560
Cash and cash equivalents, end of period	$378,188	$178,112	$378,188	$178,112

Short-term investments & restricted cash	6,364	3,222	6,364	3,222
Total cash, cash equivalents, restricted cash and short-term investments	$384,552	$181,334	$384,552	$181,334